Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”), dated as of July 28, 2020 (the “Fifth Amendment Effective Date”), is made among STEALTH BIOTHERAPEUTICS CORP, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 165223 (“Stealth Cayman”), STEALTH BIOTHERAPEUTICS INC., a Delaware corporation (“Stealth Delaware” and, together with Stealth Cayman, hereinafter individually and collectively referred to as “Borrower”), those certain banks and other financial institutions or entities from time to time party to the Loan and Security Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”).

WHEREAS, Borrower, Agent and Lender are party to that certain Loan and Security Agreement dated as of June 30, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 12, 2018, that certain Second Amendment to Loan and Security Agreement dated as of July 26, 2018, that certain Third Amendment to Loan and Security Agreement dated as of October 10, 2018, and that certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2019, in each case by and among Borrower, Lender and Agent (and as further amended from time to time, the “Loan and Security Agreement”); and

WHEREAS, the Borrower, Agent and Lender have agreed to certain amendments to the Loan and Security Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Fifth Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1 of the Loan and Security Agreement shall be applicable to this Fifth Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)Amendment.  The Loan and Security Agreement shall be amended as follows effective as of the Fifth Amendment Effective Date:

(i)New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“Aggregate Principal Amount” shall have the meaning assigned to such term in Section 7.21.

A/P Amount shall have the meaning assigned to such term in Section 7.21.

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“End of Term Charge” shall have the meaning assigned to such term in Section 2.6(b).

“Fifth Amendment Effective Date” means July 28, 2020.

“First End of Term Charge” shall have the meaning assigned to such term in Section 2.6(a).

“Performance Milestone 11” means satisfaction of each of the following events:  (a) no Event of Default has occurred and is continuing, and (b) Borrower has submitted a New Drug Application for the approval of elamipretide for the treatment of Barth Syndrome, which includes, for the avoidance of doubt, the full submission of all New Drug Application modules required by the FDA) (the “Performance Milestone 11 New Drug Application”); in each case, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent).

“Performance Milestone 12” means satisfaction of each of the following events:  (a) no Event of Default has occurred and is continuing, (b) achievement of Performance Milestone 11, and (c) the FDA has accepted for review the Performance Milestone 11 New Drug Application; in each case, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent).

“Second End of Term Charge” shall have the meaning assigned to such term in Section 2.6(b).

(ii)Amended Definitions.  The following definitions are hereby amended and restated as follows:

“New Amortization Date” means March 1, 2021.

“Term Loan Maturity Date” means July 1, 2021.

(iii)Section 2.2(d).  Sections 2.2(d)(i) and 2.2(d)(ii) are hereby amended and restated as follows:

“(i)Borrower will pay interest in arrears on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Fifth Amendment Effective Date.  Agent and Lender acknowledges receipt of principal payments from Borrower in the amount of $10,972,740.15 as of the Fifth Amendment Effective Date resulting in a total remaining principal balance outstanding as of the Fifth Amendment Effective Date of $9,027,259.85.

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(ii)

Commencing on the Fifth Amendment Effective Date, (x) Borrower will pay interest in arrears on each Term Loan Advance on the first Business Day of each month; and (y) Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the New Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the New Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid.  As an example, the payment schedules as of the Fifth Amendment Effective Date are reflected in Exhibit J attached hereto (as reflected on Schedule 1 therein for a New Amortization Date of March 1, 2021) and Agent may update such payment schedule from time to time in accordance with the terms of this Agreement (as amended from time to time, the “Amortization Schedules”). In the event of any inconsistency between the Amortization Schedules and the terms of this Agreement (including this Section 2.2), the terms of this Agreement shall prevail.”

(iv)Section 2.5. The first sentence of Section 2.5 is hereby amended and restated as follows:

“At its option upon at least five (5) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, plus all fees and other amounts owing under the Loan Documents at such time (including, for the avoidance of doubt, any unpaid End of Term Charge), together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.0%; after twelve (12) months but on or prior to March 31, 2020, 2.0%; and thereafter, 0.5% (each, a “Prepayment Charge”).”

(v)Section 2.6.  Section 2.6 is hereby amended and restated as follows.

“End of Term Charge.

(a)

On the earliest to occur of (i) January 1, 2021, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to  One Million Three Hundred Thirty-Five Thousand Dollars (U.S.$1,335,000) (the “First End of Term Charge”). Notwithstanding the required payment date of the First End of Term Charge, such charge shall be deemed earned by Lender as follows: U.S.$750,000 earned as of the Closing Date, U.S.$250,000 earned as of March 15, 2018, U.S.$200,000 earned as of the Second Amendment Effective Date, U.S.$50,000 earned as of the Third Amendment Date, U.S.$85,000 earned as of the Fourth Amendment Effective Date.

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(b)

On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to  Two Hundred Three Thousand One Hundred Thirteen Dollars (U.S.$203,113) (the “Second End of Term Charge” and together with the First End of Term Charge, collectively, the “End of Term Charge”). Notwithstanding the required payment date of the Second End of Term Charge, such charge shall be deemed earned by Lender as of the Fifth Amendment Effective Date.”

(vi)Section 7.21.  Section 7.21 is hereby amended and restated as follows:

“Minimum Cash. Borrower shall maintain at all times Unrestricted Cash in an amount greater than or equal to 100% of the aggregate unpaid principal amount of the Term Loan Advances then outstanding at such time (the “Aggregate Principal Amount”) plus the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice date for such accounts payable (the “A/P Amount”); provided that, upon the occurrence of Performance Milestone 11, Borrower shall maintain at all times thereafter Unrestricted Cash in an amount greater than or equal to 60% of the Aggregate Principal Amount plus the A/P Amount; provided further that, upon the occurrence of Performance Milestone 12, Borrower shall maintain at all times thereafter Unrestricted Cash in an amount greater than or equal to 25% of the Aggregate  Principal Amount plus the A/P Amount. Borrower shall provide Agent evidence of compliance with the financial covenants under this Section 7.21 in each Compliance Certificate to be executed by an Authorized Signatory of the Borrower and upon request in form and substance reasonably acceptable to Agent and supporting documentation reasonably requested by Agent.”

(vii)Section 9.3. Section 9.3 is hereby amended and restated as follows:

“Material Adverse Effect. A circumstance has occurred that has had a Material Adverse Effect; provided that solely for purposes of this Section 9.3, the failure to achieve Performance Milestone 1, Performance Milestone 2, Performance Milestone 3, Performance Milestone 4, Performance Milestone 5, Performance Milestone 6, Performance Milestone 7, Performance Milestone 8, Performance Milestone 9, Performance Milestone 10, Performance Milestone 11 and Performance Milestone 12 in each case in and of itself, shall not constitute a Material Adverse Effect; or”

(viii)Section 10.1. Section 10.1 is hereby amended and restated as follows:

“General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without

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limitation, the Prepayment Charge and any unpaid End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.”

(ix)Exhibit F.  Exhibit F is hereby amended and restated in the form attached hereto as Annex A.

(x)Exhibit J.  Exhibit J is hereby amended and restated in the form attached hereto as Annex B.

(b)References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Fifth Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of this Fifth Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  Borrower shall have paid (i) all attorney fees and other costs and expenses then due in accordance with Section 5(e) of this Amendment, and (ii) all other fees, costs and expenses, if any, due and payable as of the Fifth Amendment Effective Date under the Loan and Security Agreement.

(b)This Fifth Amendment.  Agent shall have received this Fifth Amendment, executed by Agent, Lender and Borrower.

(c)Representations and Warranties; No Default.  On the Fifth Amendment Effective Date, after giving effect to the waivers under and amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 of this Fifth Amendment shall be true and correct on and as of the Fifth Amendment Effective Date as though made on and as of such date; and

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(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.  To induce the Agent and Lender to enter into this Fifth Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Fifth Amendment,  and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  Lender’s and Agent’s execution and delivery of, or acceptance of, this Fifth Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  Borrower hereby reaffirms the grant of security under Section 3 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Fifth Amendment Effective Date, as of the date hereof.

(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 33, each Lender that has signed this Fifth Amendment (which constitute all Lenders) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

(c)Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Fifth Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the

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release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)No Reliance.  Borrower hereby acknowledges and confirms to Agent and Lender that Borrower is executing this Fifth Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses.  Borrower agrees to pay to Agent within ten (10) days of its receipt of an invoice (or on the Fifth Effective Amendment Date to the extent invoiced on or prior to the Fifth Amendment Effective Date), the out-of-pocket costs and expenses of Agent and Lender party hereto, and the fees and disbursements of counsel to Agent and Lender party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Fifth Amendment and any other documents to be delivered in connection herewith on the Fifth Amendment Effective Date or after such date.

(f)Binding Effect.  This Fifth Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law.  THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(h)Complete Agreement; Amendments.  This Fifth Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Fifth Amendment and the Loan Documents merge into this Fifth Amendment and the Loan Documents.

(i)Severability of Provisions.  Each provision of this Fifth Amendment is severable from every other provision in determining the enforceability of any provision.

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(j)Counterparts.  This Fifth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Fifth Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment, as of the date first above written.

BORROWER:

Stealth BioTherapeutics Corp,
as Borrower

By:	/s/ Reenie McCarthy
Name:	Reenie McCarthy
Title:	CEO

Stealth BioTherapeutics INC.,
as Borrower

By:	/s/ Reenie McCarthy
Name:	Reenie McCarthy
Title:	CEO

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AGENT:

HERCULES CAPITAL, INC,
as Agent

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL FUNDING TRUST 2018-1,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

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